Exhibit 1.01

SolarEdge Technologies, Inc.

Conflict Minerals Report

For the calendar year ended December 31, 2025

1. Introduction

SolarEdge Technologies, Inc., together with its wholly-owned subsidiaries (“SolarEdge” or the “Company,” “we,” “our” or “us”), has prepared this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and the requirements of Form SD (collectively, the “Rule”).

We are a global smart energy technology company that changed the way power is harvested and managed in photovoltaic (“PV”) systems. Our direct current (“DC”), optimized inverter system maximizes power generation while lowering the cost of energy produced by the PV system for improved return on investment, or RoI. Additional benefits of the DC optimized inverter system include comprehensive and advanced safety features, improved design flexibility, efficient integration (DC coupled) with SolarEdge storage solutions, and improved operating and maintenance, or O&M, with remote monitoring at the module-level. The typical SolarEdge DC optimized inverter system consists of inverters, Optimizers, a communication device which enables access to a cloud-based Monitoring Platform and in many cases, a battery and additional smart energy management solutions and devices, such as EV chargers and load controllers. As part of our hardware sales, we also provide the energy management software which controls, manages and optimizes the energy production, storage and use of energy generated by our systems. Our solutions address a broad range of solar market segments, from residential solar installations to commercial and small utility scale solar installations.

We have expanded our activity to other areas of smart energy technology, both through organic growth and through acquisitions. By leveraging world-class engineering capabilities and with a relentless focus on innovation, we now offer energy solutions that include primarily the hardware technology used in residential, commercial, and small scale utility PV systems and also product offerings in the areas of energy storage systems, or ESS, EV chargers, home and commercial energy management software, grid services, software platforms and applications that enable development of virtual power plants.

As of December 31, 2025, we have shipped approximately 132.1 million power optimizers, and 5.8 million inverters in the aggregate. Over 4.2 million installations, many of which may include multiple inverters, are currently connected to, and monitored through, our cloud-based monitoring platform. Our products have been installed in solar PV systems in 145 countries.

2. Overview; Applicability of Conflict Minerals Rule to SolarEdge

SolarEdge has performed an internal assessment and determined that certain Conflict Minerals are necessary to the functionality or production of our products. Accordingly, for the purposes of this assessment, all of the products that were in production in the calendar year 2025 were considered (the “Covered Products”).

SolarEdge is several levels removed from the mining of minerals (Conflict Minerals or otherwise). We also do not make purchases of raw ore or unrefined minerals and make no purchases in the Democratic Republic of Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). SolarEdge therefore has limited influence over the sourcing of the necessary Conflict Minerals in the products that it manufactures or contracts to manufacture (we sometimes refer herein to these products that contain necessary Conflict Minerals as “in-scope products”). In addition, due to its position in the supply chain, SolarEdge depends upon its suppliers for information concerning the origin of the Conflict Minerals contained in its in-scope products. However, through the efforts described in this Conflict Minerals Report, SolarEdge seeks to ensure that its suppliers source responsibly. Minerals including tantalum, tin, tungsten and gold (“3TG”) are classified as “Conflict Minerals” and are necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rule with respect to those necessary Conflict Minerals. The Rule requires us to conduct in good faith a reasonable country of origin inquiry (“RCOI”) into those necessary Conflict Minerals to determine whether they originated in the Covered Countries or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know that any of our necessary Conflict Minerals originated in a covered country and are not from recycled or scrap materials, or if we have reason to believe that our necessary Conflict Minerals may have originated in a covered country and have reason to believe that they may not be from recycled or scrap sources, then we are required to exercise due diligence to determine the source and chain of custody of such Conflict Minerals to conclude if they are DRC conflict-free or not.

3. Description of Product Identification and RCOI Processes

We have concluded that, during the 2025 calendar year, we have manufactured and contracted to manufacture products containing certain Conflict Minerals that were necessary to the functionality or production of such products. As such, we conducted an RCOI process to determine whether any of the Conflict Minerals originated, or may have originated, in the Covered Countries and whether such Conflict Minerals originated from recycled or scrap sources.

We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain Conflict Minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department including suppliers, senior management and other individuals familiar with the manufacturing and component sourcing processes. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2025 products. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. This list includes suppliers that supplied components to our third-party equipment manufacturers on our behalf and those suppliers from whom we purchased components directly, all between January 1, 2025 and December 31, 2025.

We used a Conflict Minerals Reporting Template (the “CMRT” or the “Template”), which was developed by the Responsible Minerals Initiative (RMI) (formerly the Conflict-Free Sourcing Initiative) to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. Our RCOI consisted of surveying tier-one suppliers confirmed to have supplied products or components to us that contain Conflict Minerals that are used to manufacture our products.

SolarEdge identified 657 suppliers (the “Suppliers”) that provided components for products manufactured during the calendar year 2025. Of those Suppliers, SolarEdge’s outreach was to all suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals. In connection with its scoping determination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries, commissioned Assent Compliance (“Assent”), an independent third-party consultant, and made use of other information known to it regarding the materials composition of its products. Suppliers providing submissions that include smelters of high risk are instructed to undertake an independent risk mitigation. Examples include a submission of a product level CMRT to better identify the connection to products that they supply to SolarEdge. Suppliers are given clear performance objectives and reasonable timeframes with the goal of eliminating smelters of concern from the supply chain. In addition, suppliers are guided to educational resources on mitigating risk identified through the CMRT collection process.

SolarEdge is a part of an industry-wide outreach initiative targeting smelters and refiners who have not participated in an industry recognized responsible minerals audit/assessment program. Through this initiative, which is operated by our responsible sourcing vendor, Assent, along with other downstream (by several tiers) customers, and such smelters and refiners are encouraged to participate in a recognized program, in order to assure their responsible conduct.

4. Reasonable Country of Origin Inquiry (RCOI)

As required by the Rule, SolarEdge conducted a “reasonable country of origin inquiry” with respect to calendar year 2025. Our outreach included 647 suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals incorporated into products manufactured by us. In connection with this examination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries and utilized other information known to us regarding the materials composition of our products.

In order to identify the source of those components, parts and products, SolarEdge sent letters to its suppliers, informing them of the Rule and SolarEdge's policy on Conflict Minerals, asking them to comply with the Rule. We also requested that suppliers upload completed CMRTs version 6.5 directly to ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications, for validation, assessment and management. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The results of data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require further clarifications or improvement. Training and education to guide suppliers on best practices and use of the CMRT template was included. Since some suppliers may remain unresponsive to feedback, we track program gaps to account for future improvement opportunities. We also enabled suppliers to contact SolarEdge directly and provide a CMRT report using version 6.45. We used these methods to query and transmit sourcing information along the supply chain. The CMRT includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. The total number of Suppliers who delivered satisfactory CMRT was 337.

We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict free designation by the Responsible Minerals Assurance Process (“RMAP”), a program of RMI, or other independent third-party audit program. We rely on the RMAP as an independent third-party audit solution through which mineral sources are identified and independently evaluated. We do not have a direct relationship with smelters and refiners, and do not perform direct audits of these entities within the supply chain.

When suppliers provided us with chain surveys containing incomplete or potentially inaccurate information, we followed up with such suppliers to seek additional clarifying information. Unresponsive suppliers were contacted on a regular basis both by automatic emails, manual outreach, and in certain nonresponsive cases, through telephone.

For 2025, SolarEdge identified 333 smelters and refiners that processed or may have processed the necessary Conflict Minerals contained in our in-scope products, as described in the Smelter and Refiner list attached as Annex A as well as in the Country-of-Origin Information attached as Annex B.

Pursuant to the Conflict Minerals Rule, based on the results of its reasonable country of origin inquiry, SolarEdge was required to conduct due diligence for 2025. Because we were unable to identify the source of all products in our supply chain, our reasonable country of origin inquiry utilized the same processes and procedures as our due diligence. These processes and procedures are described below.

5. Due Diligence

Design of Due Diligence

SolarEdge utilizes due diligence measures relating to Conflict Minerals that are intended to conform with, in all material respects, the criteria set forth in the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition 2016) (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our Conflict Minerals due diligence process includes: a Conflict Minerals Policy, a governance charter with cross-functional internal compliance team, from our legal, purchasing, environmental health and safety departments, and senior executives. This internal compliance team is responsible for working with our third-party auditors, communicating with suppliers, undertaking the due diligence compliance process and measurement, record-keeping and escalation procedures. We report to the Audit Committee and the Board of Directors with respect to our due diligence process and compliance obligations. Selected elements of our program design are discussed below.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

In 2021 we published our supplier code of conduct ("SCoC"), which includes provisions regarding, among others, ethics, safety, environmental protection, human rights, and fair employment. As of April 2026, 130 active suppliers have signed their acknowledgment of the SCoC terms. SolarEdge has also adopted a Conflict Mineral Policy (updated September 2025) which provides further clarification to the principles of the SCoC Code of Conduct and SolarEdge's human rights approach regarding illegal trade of natural resources.

SolarEdge's Supplier Code of Conduct defines the company's overall principles and commitment towards legal compliance, ethical conduct, human rights, anti-corruption work and environmental protection. These high expectations extend to SolarEdge's partners, subcontractors and suppliers, whom we encourage to strive beyond merely fulfilling legal compliance.

As part of our policy, SolarEdge is committed to respect human rights and the environment in accordance with accepted international conventions and practices, and we strive to ensure that all materials used in our products come from socially and environmentally responsible sources.

We communicate our policy to our suppliers, and it is available at https://investors.solaredge.com/static-files/d5d22d74-f6e3-42d8-8d0b-67247f77958a (the “Conflict Minerals Policy”). In addition, in support of our compliance efforts, we have established a steering committee for enforcement of our Conflict Minerals Policy. The steering committee team consists of senior staff under SolarEdge’s legal department, supply chain management, and team. The team members have been made aware of the Conflict Minerals Rule, the OECD Guidance, SolarEdge’s Conflict Minerals Policy and governance charter and have established SolarEdge’s procedures for reviewing and validating supplier responses to its inquiries.

The SolarEdge Conflict Minerals Policy includes a grievance mechanism whereby employees and suppliers can report suspected violations of the policy.

SolarEdge also utilizes an independent third-party consultant to advise it on certain aspects of its compliance, as well as a third-party software provider as a basis to enhance the supplier data collection process and help minimize responsible sourcing risks.

The following steps have also been adopted:

1.	Implementing a system of controls and transparency over the mineral supply chain through the use of the CMRT.

2.	Maintaining records relating to our Conflict Minerals program for 6 years. We store all of the information and findings in a database that can be audited by internal or external parties.

3.	Implementing standard contract language requiring suppliers to agree to timely respond and conduct an appropriate due diligence inquiry following any request by SolarEdge for information on any goods delivered containing Conflict Minerals, as defined under the Rule.

Step 2. Identify and Assess Risks in the Supply Chain

To assist us with our supply chain due diligence, we engaged an independent third-party consultant for conducting outreach to our Suppliers and archiving responses from Suppliers. We conducted a supply chain survey requesting direct suppliers to identify smelters and refiners and country of origin, through use of the Template.

We, in conjunction with our independent third-party consultant, reviewed our entire known component and outsourced manufacturing supply chain for the calendar year 2025, which consisted of approximately 657 suppliers. Our outreach included 647 Suppliers that provided components, parts or products that were determined by SolarEdge to contain or potentially contain necessary Conflict Minerals and that were incorporated into products manufactured by us. The responses were reviewed against criteria developed internally and, where necessary, we reached out for further engagement and to receive additional information from our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to receive revised responses.

We compared the RMI validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, SolarEdge does not purchase Conflict Minerals directly from mines, smelters or refiners. Tracing minerals to their sources is a challenge that requires us to rely on our suppliers in our efforts to achieve supply chain transparency, including for obtaining information regarding the origin of the Conflict Minerals.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports a facility of concern. Suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing the supplier to take their own independent risk mitigation activities. Examples include a submission of a product level CMRT to better identify the connection to products that they supply to SolarEdge. Suppliers are given clear performance objectives and within reasonable timeframes with the ultimate goal of elimination of smelters of concern from the supply chain. In addition, suppliers are guided to the educational resources on mitigating the risk identified through the CMRT collection process.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We work with a significant number of suppliers and they are diverse in terms of size. Based on our research from publicly available data, 65 of our 337 Suppliers that replied, (or 19%), are also SEC registrants and subject to the Rule. After SolarEdge receives CMRT responses from Suppliers, it reviews the responses. SolarEdge follows up with Suppliers whose CMRT appears to be incomplete or contain errors or inaccuracies, requesting that the Supplier submit a revised response. For illustration purposes, the following are some of the steps that SolarEdge takes in this process: 1) verifying smelters according to RMI smelters list; 2) validating questions in the CMRT file and ensuring that the answers are logical and reasonable, and 3) verifying and cross checking between the smelter location and the RMI smelter approved list. Any smelter’s location in the DRC which is not RMI approved is flagged for further review.

If a completed CMRT indicates a smelter or refiner, SolarEdge reviews this information against the Standard Smelter Names tab of the CMRT and the lists of “compliant” and “active” smelters and refiners published by the RMI. If an indicated smelter or refiner is not listed on the Standard Smelter Names tab or the Commerce Department List, or listed as compliant by the RMI, SolarEdge requests the assistance of the supplier or contacts the listed entity to attempt to determine whether that entity is actually a smelter or refiner, the mine or location of origin of the Conflict Minerals processed by the smelter or refiner and whether it is known to obtain Conflict Minerals from sources that directly or indirectly finance or benefit armed groups in any of the Covered Countries.

SolarEdge monitors smelter and refiner validation progress by the RMI or other cross-recognized smelter and refiner responsible sourcing audit programs. If suppliers or smelter and refiners fail to meet SolarEdge’s standards, we communicate the need to improve, in accordance with the framework of progressive improvement under the OECD Guidance. Any concerns with supplier responses throughout the data collection process are brought to the attention of SolarEdge’s internal compliance team for further review and action.

In alignment with OECD Guidance, SolarEdge shares the names of smelter and refiners provided to us that have not been validated to the RMI for validation and audit. To help determine the reasonable country of origin for the 3TG in our supply chain, we continue to monitor and rely upon the RMI’s progress in identifying and validating smelter and refiners.

SolarEdge reports back to senior management, summarizing our risk mitigation efforts.

Step 4. Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

SolarEdge does not have a direct relationship with 3TG smelters and refiners. As a result, SolarEdge does not perform direct audits of these entities within its supply chain, but rather relies on due diligence performed by organizations such as the Responsible Minerals Assurance Process (“RMAP”). Our independent third-party service provider, Assent, also directly contacted smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. SolarEdge is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

Step 5. Report Annually on Supply Chain Due Diligence

SolarEdge files a Form SD and, to the extent required, a Conflict Minerals Report, with the Securities and Exchange Commission and makes these filings publicly available on the Company’s corporate website at https://investors.solaredge.com/financial-information/sec-filings.

6. Results of Assessment

Based on the information obtained through the due diligence process described above, we do not have sufficient information to determine the products containing Conflict Minerals and/or the country of origin of the Conflict Minerals in those products and/or the facilities used to process Conflict Minerals in those products.

Tracing minerals back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring that our Suppliers conform with standards that meet the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represent the most reasonable source information available. Through this joint industry effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain. We were unable, however, to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products.

SolarEdge approached 657 suppliers and 337 suppliers (or 51.29%) responded. Out of these:
Number of suppliers who provided data at a company level: 255 (75.7%)
Number of suppliers who provided data at a product level: 64 (19%)
Number of suppliers which provided data according to a custom-made description: 18 (5.3%)
Number of suppliers which were classified as “Free no 3TG”: 94(28.5%)
Number of suppliers which were classified as “Non-DRC 3TGs”: 127(38.5%)

A smelter and refiner list attached as Annex A and corresponding country of origin information is attached as Annex B.

Smelters and refiners verified as conflict-free or in the audit process (217):

	Conformant & Active	Total
Tin	58 (77.3%)	75
Tantalum	33 (94%)	35
Tungsten	33 (68.8%)	48
Gold	95(54.3%)	175
Total	217(65%)	333

Status of identified smelters and refiners:

RMI Audit Status	Amount	Percentage
Active	9	2.7%
Communication Suspended - Not Interested	5	1.5%
Conformant	208	62.5%
In Communication	2	0.6%
Non-Conformant	37	11.1%
Outreach Required	53	15.9%
RMI Due Diligence Review - Unable to Proceed	19	5.7%
Total	333	100.0%

7. Improvement to Mitigate Risks

As we further develop our due diligence program, we intend to enhance supplier communication and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free”, where possible. To the extent we are not able to determine in the future that we are sourcing from non-conflict-free smelters, we plan to move toward using conflict-free smelters within a reasonable time frame. We also intend to request of any of our suppliers, that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

We understand that supply chain due diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, SolarEdge intends to go back to Step 2 of the OECD guidelines to ensure effective management of risks.

Cautionary Note on Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, SolarEdge’s intentions, expectations, and future results regarding further supplier engagement, and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency, and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete, and detailed information, and limitations on SolarEdge’s ability to verify the accuracy or completeness of any information received from Suppliers or others.

Annex A

Smelter Name	RMI Smelter Id	Metal	Smelter Facility Location (Country)	Audit Status
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Tin	China	Conformant
Alpha Assembly Solutions Inc	CID000292	Tin	United States Of America	Conformant
Dowa	CID000402	Tin	Japan	Conformant
EM Vinto	CID000438	Tin	Bolivia (Plurinational State Of)	Conformant
Fenix Metals	CID000468	Tin	Poland	Conformant
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Tin	China	Conformant
China Tin Group Co., Ltd.	CID001070	Tin	China	Conformant
Metallic Resources, Inc.	CID001142	Tin	United States Of America	Conformant
Mineracao Taboca S.A.	CID001173	Tin	Brazil	Conformant
Minsur	CID001182	Tin	Peru	Conformant
Mitsubishi Materials Corporation	CID001191	Tin	Japan	Conformant
Jiangxi New Nanshan Technology Ltd.	CID001231	Tin	China	Conformant
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Tin	Thailand	Conformant
Operaciones Metalurgicas S.A.	CID001337	Tin	Bolivia (Plurinational State Of)	Conformant
PT Mitra Stania Prima	CID001453	Tin	Indonesia	Conformant
PT Timah Tbk Kundur	CID001477	Tin	Indonesia	Conformant

PT Timah Tbk Mentok	CID001482	Tin	Indonesia	Conformant
Rui Da Hung	CID001539	Tin	Taiwan, Province Of China	Conformant
Thaisarco	CID001898	Tin	Thailand	Conformant
White Solder Metalurgia e Mineracao Ltda.	CID002036	Tin	Brazil	Conformant
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Tin	China	Non Conformant
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Tin	China	Conformant
PT ATD Makmur Mandiri Jaya	CID002503	Tin	Indonesia	Conformant
O.M. Manufacturing Philippines, Inc.	CID002517	Tin	Philippines	Conformant
PT Rajehan Ariq	CID002593	Tin	Indonesia	Conformant
PT Cipta Persada Mulia	CID002696	Tin	Indonesia	Conformant
Super Ligas	CID002756	Tin	Brazil	Conformant
Aurubis Beerse	CID002773	Tin	Belgium	Conformant
Aurubis Berango	CID002774	Tin	Spain	Conformant
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Tin	China	Conformant
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Tin	China	Conformant
Tin Technology & Refining	CID003325	Tin	United States Of America	Conformant
Luna Smelter, Ltd.	CID003387	Tin	Rwanda	Conformant
PT Mitra Sukses Globalindo	CID003449	Tin	Indonesia	Conformant
CRM Synergies	CID003524	Tin	Spain	Conformant
Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Tin	Brazil	Conformant

Asahi Pretec Corp.	CID000082	Gold	Japan	Conformant
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Tungsten	China	Conformant
Dowa	CID000401	Gold	Japan	Conformant
Eco-System Recycling Co., Ltd. East Plant	CID000425	Gold	Japan	Conformant
F&X Electro-Materials Ltd.	CID000460	Tantalum	China	Conformant
Heraeus Metals Hong Kong Ltd.	CID000707	Gold	China	Conformant
Ishifuku Metal Industry Co., Ltd.	CID000807	Gold	Japan	Conformant
JX Nippon Mining & Metals Co., Ltd.	CID000937	Gold	Japan	Conformant
Kojima Chemicals Co., Ltd.	CID000981	Gold	Japan	Conformant
Matsuda Sangyo Co., Ltd.	CID001119	Gold	Japan	Conformant
Mitsui Mining and Smelting Co., Ltd.	CID001193	Gold	Japan	Conformant
Nihon Material Co., Ltd.	CID001259	Gold	Japan	Conformant
Solar Applied Materials Technology Corp.	CID001761	Gold	Taiwan, Province Of China	Conformant
Sumitomo Metal Mining Co., Ltd.	CID001798	Gold	Japan	Conformant
Tanaka Kikinzoku Kogyo K.K.	CID001875	Gold	Japan	Conformant
Tokuriki Honten Co., Ltd.	CID001938	Gold	Japan	Conformant
Xiamen Tungsten Co., Ltd.	CID002082	Tungsten	China	Conformant

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Tungsten	China	Conformant
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Tungsten	China	Conformant
Jiangxi Copper Co., Ltd.	CID000855	Gold	China	Conformant
A.L.M.T. Corp.	CID000004	Tungsten	Japan	Conformant
Aida Chemical Industries Co., Ltd.	CID000019	Gold	Japan	Conformant
Agosi AG	CID000035	Gold	Germany	Conformant
Argor-Heraeus S.A.	CID000077	Gold	Switzerland	Conformant
Asaka Riken Co., Ltd.	CID000090	Gold	Japan	Conformant
Kennametal Huntsville	CID000105	Tungsten	United States Of America	Conformant
Aurubis AG	CID000113	Gold	Germany	Conformant
C. Hafner GmbH + Co. KG	CID000176	Gold	Germany	Conformant
CCR Refinery - Glencore Canada Corporation	CID000185	Gold	Canada	Conformant
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Tungsten	China	Conformant
Chimet S.p.A.	CID000233	Gold	Italy	Conformant
PT Premium Tin Indonesia	CID000313	Tin	Indonesia	Conformant
Estanho de Rondonia S.A.	CID000448	Tin	Brazil	Conformant
Global Tungsten & Powders LLC	CID000568	Tungsten	United States Of America	Conformant
XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Tantalum	China	Conformant
Heimerle + Meule GmbH	CID000694	Gold	Germany	Conformant

Heraeus Germany GmbH Co. KG	CID000711	Gold	Germany	Conformant
Japan New Metals Co., Ltd.	CID000825	Tungsten	Japan	Conformant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Tantalum	China	Conformant
Jiujiang Tanbre Co., Ltd.	CID000917	Tantalum	China	Conformant
Asahi Refining USA Inc.	CID000920	Gold	United States Of America	Conformant
Asahi Refining Canada Ltd.	CID000924	Gold	Canada	Conformant
LS MnM Inc.	CID001078	Gold	Korea, Republic Of	Conformant
Materion	CID001113	Gold	United States Of America	Conformant
Metalor Technologies (Suzhou) Ltd.	CID001147	Gold	China	Conformant
Metalor Technologies (Hong Kong) Ltd.	CID001149	Gold	China	Conformant
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Gold	Singapore	Conformant
Metalor Technologies S.A.	CID001153	Gold	Switzerland	Conformant
Metalor USA Refining Corporation	CID001157	Gold	United States Of America	Conformant
Metallurgical Products India Pvt., Ltd.	CID001163	Tantalum	India	Conformant
Mitsubishi Materials Corporation	CID001188	Gold	Japan	Conformant
Mitsui Mining and Smelting Co., Ltd.	CID001192	Tantalum	Japan	Conformant
NPM Silmet AS	CID001200	Tantalum	Estonia	Conformant

Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Tantalum	China	Conformant
Ohura Precious Metal Industry Co., Ltd.	CID001325	Gold	Japan	Conformant
MKS PAMP SA	CID001352	Gold	Switzerland	Conformant
PT Prima Timah Utama	CID001458	Tin	Indonesia	Conformant
Rand Refinery (Pty) Ltd.	CID001512	Gold	South Africa	Conformant
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Tantalum	China	Conformant
Royal Canadian Mint	CID001534	Gold	Canada	Conformant
SEMPSA Joyeria Plateria S.A.	CID001585	Gold	Spain	Conformant
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Gold	China	Conformant
Taki Chemical Co., Ltd.	CID001869	Tantalum	Japan	Conformant
Telex Metals	CID001891	Tantalum	United States Of America	Conformant
Shandong Gold Smelting Co., Ltd.	CID001916	Gold	China	Conformant
Ulba Metallurgical Plant JSC	CID001969	Tantalum	Kazakhstan	Conformant
Umicore S.A. Business Unit Precious Metals Refining	CID001980	Gold	Belgium	Conformant
United Precious Metal Refining, Inc.	CID001993	Gold	United States Of America	Conformant
Western Australian Mint (T/a The Perth Mint)	CID002030	Gold	Australia	Conformant

Wolfram Bergbau und Hutten AG	CID002044	Tungsten	Austria	Conformant
SAFINA A.S.	CID002290	Gold	Czechia	Conformant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Tungsten	China	Active
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Tungsten	China	Conformant
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Tungsten	China	Conformant
Magnu's Minerais Metais e Ligas Ltda.	CID002468	Tin	Brazil	Conformant
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Tantalum	China	Conformant
D Block Metals, LLC	CID002504	Tantalum	United States Of America	Conformant
FIR Metals & Resource Ltd.	CID002505	Tantalum	China	Conformant
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Tantalum	China	Conformant
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Tantalum	China	Conformant
KEMET de Mexico	CID002539	Tantalum	Mexico	Conformant
H.C. Starck Tungsten GmbH	CID002541	Tungsten	Germany	Conformant
TANIOBIS Smelting GmbH & Co. KG	CID002542	Tungsten	Germany	Conformant
Masan High-Tech Materials	CID002543	Tungsten	Viet Nam	Conformant
TANIOBIS Co., Ltd.	CID002544	Tantalum	Thailand	Conformant

TANIOBIS GmbH	CID002545	Tantalum	Germany	Conformant
Materion Newton Inc.	CID002548	Tantalum	United States Of America	Conformant
TANIOBIS Japan Co., Ltd.	CID002549	Tantalum	Japan	Conformant
TANIOBIS Smelting GmbH & Co. KG	CID002550	Tantalum	Germany	Conformant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Tungsten	China	Conformant
Global Advanced Metals Boyertown	CID002557	Tantalum	United States Of America	Conformant
Global Advanced Metals Aizu	CID002558	Tantalum	Japan	Conformant
CV Ayi Jaya	CID002570	Tin	Indonesia	Conformant
Niagara Refining LLC	CID002589	Tungsten	United States Of America	Conformant
PT Bangka Prima Tin	CID002776	Tin	Indonesia	Conformant
WIELAND Edelmetalle GmbH	CID002778	Gold	Germany	Conformant
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Gold	Austria	Conformant
Jiangxi Tuohong New Raw Material	CID002842	Tantalum	China	Conformant
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Tin	China	Conformant
PT Putera Sarana Shakti (PT PSS)	CID003868	Tin	Indonesia	Conformant
Mining Minerals Resources SARL	CID004065	Tin	Congo, Democratic Republic Of The	Conformant
Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Tin	Malaysia	Conformant

Advanced Chemical Company	CID000015	Gold	United States Of America	Conformant
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Gold	Uzbekistan	Conformant
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Gold	Brazil	Conformant
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Gold	Philippines	Conformant
Boliden Ronnskar	CID000157	Gold	Sweden	Conformant
Chugai Mining	CID000264	Gold	Japan	Conformant
PT Aries Kencana Sejahtera	CID000309	Tin	Indonesia	In Communication
DSC (Do Sung Corporation)	CID000359	Gold	Korea, Republic Of	Conformant
LT Metal Ltd.	CID000689	Gold	Korea, Republic Of	Conformant
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Gold	China	Conformant
Istanbul Gold Refinery	CID000814	Gold	Turkey	Conformant
Japan Mint	CID000823	Gold	Japan	Conformant
Kazzinc	CID000957	Gold	Kazakhstan	Conformant
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Gold	Mexico	Conformant
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Gold	Turkey	Conformant

Navoi Mining and Metallurgical Combinat	CID001236	Gold	Uzbekistan	Conformant
PT Aneka Tambang (Persero) Tbk	CID001397	Gold	Indonesia	Conformant
PT Artha Cipta Langgeng	CID001399	Tin	Indonesia	Active
PX Precinox S.A.	CID001498	Gold	Switzerland	Conformant
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Gold	China	Conformant
Torecom	CID001955	Gold	Korea, Republic Of	Non Conformant
Valcambi S.A.	CID002003	Gold	Switzerland	Conformant
Yamakin Co., Ltd.	CID002100	Gold	Japan	Conformant
Yokohama Metal Co., Ltd.	CID002129	Gold	Japan	Conformant
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Gold	China	Conformant
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Gold	China	Conformant
MMTC-PAMP India Pvt., Ltd.	CID002509	Gold	India	Conformant
KGHM Polska Miedz Spolka Akcyjna	CID002511	Gold	Poland	Conformant
T.C.A S.p.A	CID002580	Gold	Italy	Conformant
REMONDIS PMR B.V.	CID002582	Gold	Netherlands	Conformant
Korea Zinc Co., Ltd.	CID002605	Gold	Korea, Republic Of	Conformant
TOO Tau-Ken-Altyn	CID002615	Gold	Kazakhstan	Conformant
Resind Industria e Comercio Ltda.	CID002706	Tin	Brazil	Conformant
Abington Reldan Metals, LLC	CID002708	Gold	United States Of America	Conformant

L'Orfebre S.A.	CID002762	Gold	Andorra	Non Conformant
Italpreziosi	CID002765	Gold	Italy	Conformant
SungEel HiMetal Co., Ltd.	CID002918	Gold	Korea, Republic Of	Conformant
Planta Recuperadora de Metales SpA	CID002919	Gold	Chile	Conformant
NH Recytech Company	CID003189	Gold	Korea, Republic Of	Conformant
Eco-System Recycling Co., Ltd. North Plant	CID003424	Gold	Japan	Conformant
Eco-System Recycling Co., Ltd. West Plant	CID003425	Gold	Japan	Conformant
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Tin	Brazil	Active
Metal Concentrators SA (Pty) Ltd.	CID003575	Gold	South Africa	Conformant
WEEEREFINING	CID003615	Gold	France	Non Conformant
Gold by Gold Colombia	CID003641	Gold	Colombia	Conformant
Coimpa Industrial LTDA	CID004010	Gold	Brazil	Conformant
GG Refinery Ltd.	CID004506	Gold	Tanzania, United Republic Of	Conformant
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Tungsten	China	Conformant
XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Tantalum	China	Conformant
Kennametal Fallon	CID000966	Tungsten	United States Of America	Conformant
AMG Brasil	CID001076	Tantalum	Brazil	Conformant

Mineracao Taboca S.A.	CID001175	Tantalum	Brazil	Conformant
Malipo Haiyu Tungsten Co., Ltd.	CID002319	Tungsten	China	Conformant
Resind Industria e Comercio Ltda.	CID002707	Tantalum	Brazil	Conformant
Caridad	CID000180	Gold	Mexico	Outreach Required
Cendres + Metaux S.A.	CID000189	Gold	Switzerland	Non Conformant
Yunnan Copper Industry Co., Ltd.	CID000197	Gold	China	Outreach Required
Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Tantalum	China	Conformant
Daye Non-Ferrous Metals Mining Ltd.	CID000343	Gold	China	Outreach Required
Dongguan Best Alloys Co., Ltd.	CID000377	Tin	China	Conformant
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Tin	China	Non Conformant
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Gold	China	Outreach Required
Hunan Chenzhou Mining Co., Ltd.	CID000767	Gold	China	Outreach Required
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Gold	China	Outreach Required
HwaSeong CJ CO., LTD.	CID000778	Gold	Korea, Republic Of	Communication Suspended - Not Interested
Gejiu Kai Meng Industry and Trade LLC	CID000942	Tin	China	Non Conformant

Kazakhmys Smelting LLC	CID000956	Gold	Kazakhstan	Outreach Required
Kennecott Utah Copper LLC	CID000969	Gold	0	Conformant
Kyrgyzaltyn JSC	CID001029	Gold	Kyrgyzstan	Non Conformant
Lingbao Gold Co., Ltd.	CID001056	Gold	China	Outreach Required
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Gold	China	Outreach Required
Penglai Penggang Gold Industry Co., Ltd.	CID001362	Gold	China	Outreach Required
Sabin Metal Corp.	CID001546	Gold	United States Of America	Communication Suspended - Not Interested
Samduck Precious Metals	CID001555	Gold	Korea, Republic Of	Non Conformant
Samwon Metals Corp.	CID001562	Gold	Korea, Republic Of	Communication Suspended - Not Interested
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Gold	China	Outreach Required
Super Dragon Technology Co., Ltd.	CID001810	Gold	Taiwan, Province Of China	Outreach Required
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Tin	China	Non Conformant
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Gold	China	Outreach Required
Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Gold	China	Outreach Required
VQB Mineral and Trading Group JSC	CID002015	Tin	Viet Nam	Outreach Required

Morris and Watson	CID002282	Gold	New Zealand	Outreach Required
Umicore Precious Metals Thailand	CID002314	Gold	Thailand	Non Conformant
Melt Metais e Ligas S.A.	CID002500	Tin	Brazil	Non Conformant
Asia Tungsten Products Vietnam Ltd.	CID002502	Tungsten	Viet Nam	Conformant
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Tungsten	China	Non Conformant
Fidelity Printers and Refiners Ltd.	CID002515	Gold	Zimbabwe	RMI Due Diligence Review - Unable to Proceed
Singway Technology Co., Ltd.	CID002516	Gold	Taiwan, Province Of China	Non Conformant
Shandong Humon Smelting Co., Ltd.	CID002525	Gold	China	Outreach Required
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Gold	China	Outreach Required
Al Etihad Gold Refinery DMCC	CID002560	Gold	United Arab Emirates	Non Conformant
Emirates Gold DMCC	CID002561	Gold	United Arab Emirates	Non Conformant
International Precious Metal Refiners	CID002562	Gold	United Arab Emirates	Outreach Required
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Tin	Viet Nam	Non Conformant

Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Tin	Viet Nam	Outreach Required
Fujairah Gold FZC	CID002584	Gold	United Arab Emirates	Outreach Required
Shirpur Gold Refinery Ltd.	CID002588	Gold	India	Outreach Required
Marsam Metals	CID002606	Gold	Brazil	Non Conformant
China Molybdenum Tungsten Co., Ltd.	CID002641	Tin	China	Conformant
An Vinh Joint Stock Mineral Processing Company	CID002703	Tin	Viet Nam	Outreach Required
Shenzhen CuiLu Gold Co., Ltd.	CID002750	Gold	China	Outreach Required
Albino Mountinho Lda.	CID002760	Gold	Portugal	Outreach Required
SAAMP	CID002761	Gold	France	Non Conformant
8853 S.p.A.	CID002763	Gold	Italy	Non Conformant
AU Traders and Refiners	CID002850	Gold	South Africa	Non Conformant
GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Gold	India	Non Conformant
Modeltech Sdn Bhd	CID002857	Gold	Malaysia	Non Conformant
Modeltech Sdn Bhd	CID002858	Tin	Malaysia	Non Conformant
Bangalore Refinery	CID002863	Gold	India	Conformant
Degussa Sonne / Mond Goldhandel GmbH	CID002867	Gold	Germany	Outreach Required
Pease & Curren	CID002872	Gold	United States Of America	Communication Suspended - Not Interested

JALAN & Company	CID002893	Gold	India	Outreach Required
ABC Refinery Pty Ltd.	CID002920	Gold	Australia	Outreach Required
Safimet S.p.A	CID002973	Gold	Italy	Non Conformant
State Research Institute Center for Physical Sciences and Technology	CID003153	Gold	Lithuania	Outreach Required
African Gold Refinery	CID003185	Gold	Uganda	RMI Due Diligence Review - Unable to Proceed
Gold Coast Refinery	CID003186	Gold	Ghana	Outreach Required
QG Refining, LLC	CID003324	Gold	United States Of America	Outreach Required
Dijllah Gold Refinery FZC	CID003348	Gold	United Arab Emirates	Outreach Required
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Tin	China	Non Conformant
Ma'anshan Weitai Tin Co., Ltd.	CID003379	Tin	China	Non Conformant
CGR Metalloys Pvt Ltd.	CID003382	Gold	India	Outreach Required
Sovereign Metals	CID003383	Gold	India	Outreach Required
Lianyou Metals Co., Ltd.	CID003407	Tungsten	0	Conformant
Precious Minerals and Smelting Limited	CID003409	Tin	India	Non Conformant
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Tin	China	Outreach Required
Hubei Green Tungsten Co., Ltd.	CID003417	Tungsten	China	Conformant

Augmont Enterprises Private Limited	CID003461	Gold	India	Non Conformant
Kundan Care Products Ltd.	CID003463	Gold	India	Outreach Required
Cronimet Brasil Ltda	CID003468	Gold	Brazil	Conformant
Emerald Jewel Industry India Limited (Unit 1)	CID003487	Gold	India	Outreach Required
Emerald Jewel Industry India Limited (Unit 2)	CID003488	Gold	India	Outreach Required
Emerald Jewel Industry India Limited (Unit 3)	CID003489	Gold	India	Outreach Required
Emerald Jewel Industry India Limited (Unit 4)	CID003490	Gold	India	Outreach Required
K.A. Rasmussen	CID003497	Gold	Norway	Outreach Required
Alexy Metals	CID003500	Gold	United States Of America	Non Conformant
MD Overseas	CID003548	Gold	India	Outreach Required
Metallix Refining Inc.	CID003557	Gold	United States Of America	Outreach Required
Fujian Xinlu Tungsten Co., Ltd.	CID003609	Tungsten	China	Non Conformant
Dongwu Gold Group	CID003663	Gold	China	Outreach Required
Sam Precious Metals	CID003666	Gold	United Arab Emirates	Outreach Required
NOBLE METAL SERVICES	CID003690	Gold	United States Of America	Outreach Required
Tungsten Vietnam Joint Stock Company	CID003993	Tungsten	Viet Nam	Conformant
PowerX Ltd.	CID004054	Tantalum	Rwanda	Conformant
Lianyou Resources Co., Ltd.	CID004397	Tungsten	0	Conformant
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Tin	Japan	Conformant

Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Tungsten	China	Conformant
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	Gold	China	Outreach Required
TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	Gold	India	Non Conformant
RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	Tin	India	Outreach Required
Attero Recycling Pvt Ltd	CID004697	Gold	India	Outreach Required
Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	Gold	South Africa	Conformant
Woodcross Smelting Company Limited	CID004724	Tin	Uganda	Conformant
Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Tin	Australia	Conformant
Elite Industech Co., Ltd.	CID004755	Gold	0	Conformant
Minera Titán del Perú SRL (MTP) - Belen Plant	CID005014	Gold	Peru	Non Conformant
Philippine Carreytech Metal Corp.	CID004438	Tungsten	Philippines	Non Conformant
KENEE MINING VIETNAM COMPANY LIMITED	CID004619	Tungsten	Viet Nam	Conformant

Philippine Bonway Manufacturing Industrial Corporation	CID004797	Tungsten	Philippines	Conformant
Jiangxi Sanshi Nonferrous Metals Co., Ltd	CID004813	Tantalum	China	Active
Jing Yuan Tungsten Technology Co., Ltd.	CID005012	Tungsten	Taiwan, Province Of China	Conformant
S.P.T. spol.s r.o.	CID005068	Tungsten	Czechia	Conformant
P Kay Metal, Inc	CID005189	Tin	United States Of America	Conformant
Tungamoy Metals Inc.	CID005248	Tungsten	Korea, Republic Of	Conformant
JSC Novosibirsk Refinery	CID000493	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
JSC Uralelectromed	CID000929	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Moscow Special Alloys Processing Plant	CID001204	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Novosibirsk Tin Combine	CID001305	Tin	Russian Federation	RMI Due Diligence Review - Unable to Proceed
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed

Prioksky Plant of Non-Ferrous Metals	CID001386	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Hunan Jintai New Material Co., Ltd.	CID000769	Tungsten	China	Non Conformant
Solikamsk Magnesium Works OAO	CID001769	Tantalum	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Tungsten	China	Communication Suspended - Not Interested
Hydrometallurg, JSC	CID002649	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Unecha Refractory metals plant	CID002724	Tungsten	Russian Federation	Non Conformant
Moliren Ltd.	CID002845	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
JSC "Kirovgrad Hard Alloys Plant"	CID003408	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
NPP Tyazhmetprom LLC	CID003416	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Tungsten	Brazil	Non Conformant

OOO “Technolom” 2	CID003612	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
OOO “Technolom” 1	CID003614	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Tungsten	China	Outreach Required
5D Production OU	CID003926	Tantalum	Estonia	Outreach Required
Nam Viet Cromit Joint Stock Company	CID004034	Tungsten	Viet Nam	Outreach Required
Uzbek Refractory and Heat-Resistant Metals	CID002660	Tungsten	Uzbekistan	Active
PT Masbro Alam Stania	CID003380	Tin	Indonesia	Active
Conecsus LLC	CID003504	Tin	United States Of America	Active
SOLEIL METALS (Chala One Plant)	CID004704	Gold	Peru	Active
SOLEIL METALS (YAKARI Plant)	CID004705	Gold	Peru	Active
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	Tin	China	Outreach Required
Gasabo Gold Refinery Ltd	CID005006	Gold	Rwanda	RMI Due Diligence Review - Unable to Proceed
PT Mitra Graha Raya	CID004685	Tin	Indonesia	In Communication

Annex B

Countries of Origin

Gold mines’ country of origin
Albania
Andorra
Angola
Argentina
Armenia
Australia
Austria
Azerbaijan
Belarus
Belgium
Benin
Bermuda
Bolivia
Botswana
Brazil
Bulgaria
Burkina Faso
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Cyprus

Democratic Republic of Congo
Djibouti
Dominica
Dominican Republic
Ecuador
Egypt
Eritrea
Estonia
Ethiopia
Fiji
Finland
France
Georgia
Germany
Ghana
Guatemala
Guinea
Guyana
Honduras
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy

Japan
Kazakhstan
Kenya
Korea, Republic Of
Kyrgyzstan
Liberia
Liechtenstein
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Nicaragua
Niger
Nigeria
Norway
Oman
Panama

Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Senegal
Serbia
Sierra Leone
Singapore
Slovakia
Solomon Islands
South Africa
South Sudan
Spain
Sudan
Suriname
Sweden
Switzerland
Taiwan, Province Of China
Tajikistan
Tanzania, United Republic Of
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States Of America

Uruguay
Uzbekistan
Viet Nam
Zambia
Zimbabwe

Tantalum mines’ country of origin
Angola
Argentina
Australia
Austria
Belarus
Belgium
Brazil
Burundi
Cambodia
Canada
Chile
China
Colombia
Congo
Democratic Republic of Congo
Djibouti
Ecuador
Egypt

El Salvador
Eritrea
Estonia
Ethiopia
France
Germany
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Japan
Jersey
Kazakhstan
Korea
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Mozambique

Myanmar
Namibia
Netherlands
Niger
Nigeria
Panama
Peru
Portugal
Russian Federation
Rwanda
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Sudan
Suriname
Switzerland
Taiwan
Tanzania
Thailand
Uganda
United Kingdom

United States
Viet Nam
Zambia
Zimbabwe
Tin mines’ country of origin
Andorra
Angola
Argentina
Australia
Austria
Belgium
Bolivia (Plurinational State of)
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo
Democratic Republic of Congo
Djibouti
Ecuador

Egypt
Eritrea
Estonia
Ethiopia
France
Germany
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Japan
Jersey
Kazakhstan
Korea
Liechtenstein
Luxembourg
Madagascar
Malaysia
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia

Netherlands
Niger
Nigeria
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Recycled/Scrap
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Sudan
Suriname
Sweden
Switzerland
Taiwan
Tanzania

Thailand
Turkey
Uganda
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe
Tungsten mines’ country of origin
Angola
Argentina
Australia
Austria
Belgium
Bolivia (Plurinational State of)
Brazil
Burundi
Cambodia
Canada
Chile
China
Colombia
Congo
Democratic Republic of Congo
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
France
Germany

Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Japan
Jersey
Kazakhstan
Korea
Luxembourg
Madagascar
Malaysia
Mexico
Mongolia
Mozambique
Myanmar
Namibia
Netherlands
Niger
Nigeria
Papua New Guinea
Peru
Portugal
Recycled/Scrap
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain

Sudan
Suriname
Switzerland
Taiwan
Tanzania
Thailand
Turkey
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe